Exhibit 99.1

RenaissanceRe Reports Operating Loss of $143.4 Million for the Third Quarter of 2008 or $2.35 Operating Loss Per

Common Share

Net Loss of $231.0 Million for the Third Quarter of 2008 or $3.79 Loss Per Common Share

Pembroke, Bermuda, October 28, 2008 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported an operating loss attributable to common shareholders of $143.4 million for the third quarter of 2008, compared to operating income available to common shareholders of $167.8 million in the third quarter of 2007. Operating (loss) income excludes net realized investment losses of $87.6 million and net realized investment gains of $1.6 million in the third quarters of 2008 and 2007, respectively, and net unrealized losses on credit derivatives issued by entities included in investments in other ventures, under equity method of $nil and $36.0 million in the third quarters of 2008 and 2007, respectively. Operating loss per diluted common share was $2.35 in the third quarter of 2008, compared to operating income per diluted common share of $2.33 in the third quarter of 2007. Net loss attributable to common shareholders was $231.0 million or $3.79 per diluted common share in the third quarter of 2008, compared to net income available to common shareholders of $133.4 million or $1.85 per diluted common share for the third quarter of 2007.

Tangible book value per common share was $37.02 at September 30, 2008, a 12.2% decrease in the third quarter of 2008, compared to a 4.3% increase in the third quarter of 2007. Book value per common share was $38.94 at September 30, 2008, a 10.1% decrease in the third quarter of 2008, compared to a 4.2% increase in the third quarter of 2007. As described in more detail below, the Company’s book value per share for the third quarter of 2008 was negatively impacted by $276.0 million of net negative impact from hurricanes Gustav and Ike and negative investment results of $93.3 million. Tangible book value per share was also impacted by the addition of $46.4 million of goodwill and other intangibles during the third quarter of 2008.

Neill A. Currie, CEO, commented: “The combination of the U.S. hurricanes and turmoil in the financial markets resulted in a decrease in our tangible book value per share this quarter, but also served to reinforce our position as a market leader. Our brokers and clients value our financial strength and proven willingness to pay claims quickly as well as our ability to provide substantial reinsurance capacity in these turbulent times.”

Mr. Currie added: “We anticipate that additional opportunities will emerge with the expected decline in industry capital and continued stress in the financial markets. As we look ahead to 2009 and the upcoming January 1st renewal season, our strong ratings, solid balance sheet and experienced underwriting team, coupled with our proven risk management systems, position us well to capture these opportunities.”

THIRD QUARTER 2008 RESULTS

Net Impact of Hurricanes Gustav and Ike

The Company recorded $276.0 million of net negative impact from hurricanes Gustav and Ike in the third quarter of 2008. Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and minority interest. These amounts are based on management’s estimates following a review of the Company’s potential exposures and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company’s actual ultimate net losses from these events may vary materially from these estimates.

See the supplemental financial data below for additional information detailing the net negative impact from hurricanes Gustav and Ike on the Company’s consolidated financial statements and its Reinsurance and Individual Risk segment results.

Underwriting Results

Gross premiums written for the third quarter of 2008 were $239.8 million, a $31.0 million increase from the third quarter of 2007. As described in more detail below, the increase in gross premiums written was driven by a $27.9 million increase in gross premiums written in the Company’s Reinsurance segment combined with a $20.9 million decrease in gross premiums ceded from the Individual Risk segment to the Reinsurance segment, and partially offset by a $17.8 million decrease in gross premiums written in the Company’s Individual Risk segment. The Company incurred an underwriting loss of $240.5 million and had a combined ratio of 163.4% in the third quarter of 2008, compared to $144.5 million of underwriting income and a combined ratio of 60.6% in the third quarter of 2007. The $385.0 million decrease in underwriting income and 102.8 percentage point increase in the combined ratio was driven by hurricanes Gustav and Ike which occurred in the third quarter of 2008 and resulted in an underwriting loss of $419.6 million and increased the Company’s combined ratio by 116.8 percentage points. The impact of these hurricanes on the Company’s Reinsurance and Individual Risk segments was $379.9 million and $39.7 million of underwriting losses, respectively. The Company experienced $36.0 million of favorable development on prior year reserves in the third quarter of 2008, compared to $20.2 million of favorable development in the third quarter of 2007. The favorable development is primarily due to lower than expected claims emergence in the Company’s Reinsurance segment.

Following is supplemental financial data regarding the net financial statement impact on the Company’s third quarter 2008 results due to hurricanes Gustav and Ike:

	Three months ended September 30, 2008
(in thousands of United States dollars)	Gustav	Ike	Total
Net claims and claim expenses incurred	$(80.3)	$(378.5)	$(458.8)

Net reinstatement premiums earned	12.3	31.6	43.9
Lost profit commissions	(1.9)	(2.8)	(4.7)

Net impact on underwriting result	(69.9)	(349.7)	(419.6)
Minority interest - DaVinciRe	25.3	118.3	143.6

Net negative impact	$(44.6)	$(231.4)	$(276.0)

Impact on combined ratio	16.9%	94.8%	116.8%

Following is supplemental financial data regarding the underwriting impact by segment on the Company’s third quarter 2008 results due to hurricanes Gustav and Ike:

	Three months ended September 30, 2008
(in thousands of United States dollars)	Reinsurance	Individual Risk	Total
Net claims and claim expenses incurred	$(424.2)	$(34.6)	$(458.8)
Net reinstatement premiums earned	49.0	(5.1)	43.9
Lost profit commissions	(4.7)	—	(4.7)

Net impact on underwriting result	$(379.9)	$(39.7)	$(419.6)

Impact on combined ratio	166.0%	30.2%	116.8%

Reinsurance Segment

Gross premiums written for the Company’s Reinsurance segment increased $27.9 million to $169.5 million in the third quarter of 2008, compared to $141.5 million in the third quarter of 2007. As detailed in the table above, the increase in gross premiums written in the quarter relative to the third quarter of 2007 was primarily due to $49.0 million of reinstatement premiums written and earned as a result of hurricanes Gustav and Ike. Excluding the impact of reinstatement premiums, gross premiums written would have been down due to softening market conditions which resulted in lower premium rates on business written during the third quarter of 2008. Net premiums earned increased to $251.1 million in the third quarter of 2008, compared to $242.5 million in the third quarter of 2007.

The Reinsurance segment incurred an underwriting loss of $227.6 million in the third quarter of 2008, compared to $126.8 million of underwriting income in the third quarter of 2007. In the third quarter of 2008, the Reinsurance segment generated a net claims and claim expense ratio of 168.7%, an underwriting expense ratio of 21.9% and a combined ratio of 190.6%, compared to 27.8%, 20.0% and 47.8%, respectively, in the third quarter of 2007. The $354.3 million decrease in underwriting income and 142.8 percentage point increase in the combined ratio in the third quarter of 2008 compared to the third quarter of 2007 was principally driven by the impact of hurricanes Gustav and Ike. As noted in the table above, hurricanes Gustav and Ike resulted in an underwriting loss of $379.9 million and added 166.0 percentage points to the Reinsurance segment’s combined ratio in the third quarter of 2008. The Reinsurance segment experienced $30.6 million of favorable loss reserve development in the third quarter of 2008, compared to $15.8 million in the third quarter of 2007, primarily due to lower than expected claims emergence in the Company’s catastrophe unit in the third quarter of 2008 and lower than expected claims emergence in the Company’s catastrophe and specialty reinsurance units during the third quarter of 2007.

Individual Risk Segment

Gross premiums written for the Company’s Individual Risk segment decreased $17.8 million to $83.7 million in the third quarter of 2008, compared to $101.5 million in the third quarter of 2007. For the first nine months of 2008, gross premium written in the Company’s Individual Risk segment increased $16.1 million, or 3.5%, to $479.4 million, compared to $463.2 million for the same period in 2007. The increase in gross premiums written for the first nine months of 2008 compared to the first nine months of 2007 was principally driven by a $70.2 million, or 46.8% increase, in the Company’s multi-peril crop insurance premium and partially offset by decreases in the segment’s other lines of business. Net premiums earned increased $3.7 million to $128.3 million in the third quarter of 2008, compared to $124.5 million in the third quarter of 2007.

The Individual Risk segment incurred an underwriting loss of $13.0 million in the third quarter of 2008, compared to $17.8 million of underwriting income in the third quarter of 2007. In the third quarter of 2008, the Individual Risk segment generated a net claims and claim expense ratio of 87.1%, an underwriting expense ratio of 23.0% and a combined ratio of 110.1%, compared to 51.7%, 34.1% and 85.8%, respectively, in the third quarter of 2007. The $30.7 million decrease in underwriting income and 24.3 percentage point increase in the combined ratio in the third quarter of 2008 compared to the third quarter of 2007 was principally driven by the impact of hurricanes Gustav and Ike. As noted in the table above, hurricanes Gustav and Ike resulted in $39.7 million in underwriting losses and added 30.2 percentage points to the Individual Risk segment’s combined ratio in the third quarter of 2008. The decrease in underwriting income was partially offset by a decrease in acquisition expenses which was principally driven by an increase in the proportion of net premiums earned from the Company’s multi-peril crop insurance, which when compared to the Individual Risk segment’s other lines of business, has lower acquisition costs than the other lines. The Individual Risk segment experienced $5.4 million of favorable development in the third quarter of 2008 compared to $4.4 million of favorable development in the third quarter of 2007.

Investments

The return on the Company’s investment portfolio was down significantly in the third quarter of 2008 compared to the third quarter of 2007. The lower returns were principally due to widening credit spreads as a result of the turmoil in the financial markets which resulted in realized and unrealized losses within the Company’s fixed maturity investments available for sale combined with lower returns within the Company’s other investments. The Company’s total investment result, which includes the sum of net investment income, net realized (losses) gains on investments and the net change in unrealized holding gains on fixed maturity investments available for sale, was negative $93.3 million in the third quarter of 2008, a $212.9 million decrease from $119.6 million in the third quarter of 2007.

Net investment income was $15.8 million in the third quarter of 2008 compared to $95.6 million in the third quarter of 2007, a decrease of $79.8 million. The decrease was principally driven by a $32.1 million decrease in net investment income from the Company’s hedge fund and private equity investments and a $33.1 million decrease in the Company’s other investments, principally senior secured bank loan funds and non-U.S. fixed income funds. The Company’s other investments are accounted for at fair value with the change in fair value recorded in net investment income.

Net realized investment losses were $87.6 million in the third quarter of 2008 compared to net realized investment gains of $1.6 million in the third quarter of 2007, a decrease of $89.2 million. The decrease was driven by a $94.5 million increase in other than temporary impairments which totaled $98.8 million in the third quarter of 2008 compared to $4.3 million in the third quarter of 2007, principally due to a widening of credit spreads. Included in other than temporary impairment charges are credit-related charges of $7.2 million and $nil for the third quarters of 2008 and 2007, respectively, with the third quarter 2008 credit related impairments due to the Company’s direct holdings of fixed maturity securities issued by Lehman Brothers Holdings Inc. and its subsidiaries (“Lehman Brothers”). The Company had no fixed maturity investments available for sale in an unrealized loss position at September 30, 2008.

Other Items

•

During the third quarter of 2008, the Company repurchased 1.6 million shares at an aggregate cost of $75.8 million. At September 30, 2008, $382.4 million remained available under the Company’s share repurchase program.

•	The Company’s cash flows from operations were $177.5 million for the third quarter of 2008, compared to $284.9 million for the third quarter of 2007.

This press release includes certain non-GAAP financial measures including “operating (loss) income”, “operating (loss) income per common share – diluted”, “operating return on average common equity – annualized”, “managed catastrophe premium” and “tangible book value per common share”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the Investor Information – Financial Reports – Financial Supplements section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, October 29, 2008 at 9:30 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by the Company’s subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company’s future business prospects. These statements may be considered “forward-looking”. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as amended, for the year ended December 31, 2007 and its quarterly reports on Form 10-Q for the quarters ending March 31, 2008 and June 30, 2008.

INVESTOR CONTACT:	MEDIA CONTACT:
Fred R. Donner	David Lilly or Dawn Dover
Chief Financial Officer and Executive Vice President	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

For the three and nine months ended September 30, 2008 and 2007

(in thousands of United States Dollars, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenues
Gross premiums written	$239,806	$208,821	$1,574,419	$1,687,410

Net premiums written	$194,408	$149,163	$1,211,546	$1,330,032
Decrease (increase) in unearned premiums	184,934	217,894	(146,717)	(241,903)

Net premiums earned	379,342	367,057	1,064,829	1,088,129
Net investment income	15,767	95,594	106,955	321,749
Net foreign exchange gains (losses)	3,448	(5,424)	8,153	(630)
Equity in earnings (losses) of other ventures	2,333	(23,986)	13,455	(3,610)
Other income (loss)	2,258	(10,008)	10,246	(17,709)
Net realized (losses) gains on investments	(87,610)	1,592	(122,441)	(5,889)

Total revenues	315,538	424,825	1,081,197	1,382,040

Expenses
Net claims and claim expenses incurred	535,347	131,700	731,720	416,546
Acquisition expenses	54,231	63,719	154,272	186,957
Operational expenses	30,296	27,126	93,903	82,177
Corporate expenses	3,116	7,158	18,930	19,089
Interest expense	5,379	7,226	18,120	26,400

Total expenses	628,369	236,929	1,016,945	731,169

(Loss) income before minority interest and taxes	(312,831)	187,896	64,252	650,871
Minority interest - DaVinciRe	91,977	(43,820)	10,321	(110,326)

(Loss) income before taxes	(220,854)	144,076	74,573	540,545
Income tax benefit (expense)	455	(101)	(936)	(888)

Net (loss) income	(220,399)	143,975	73,637	539,657
Dividends on preference shares	(10,575)	(10,575)	(31,725)	(32,286)

Net (loss) income (attributable) available to common shareholders	$(230,974)	$133,400	$41,912	$507,371

Operating (loss) income (attributable) available to common shareholders per Common Share - diluted (1) (2)	$(2.35)	$2.33	$2.56	$7.60

Net (loss) income (attributable) available to common shareholders per Common Share - basic	$(3.79)	$1.89	$0.66	$7.14
Net (loss) income (attributable) available to common shareholders per Common Share - diluted (2)	$(3.79)	$1.85	$0.65	$7.02

Average shares outstanding - basic	60,943	70,575	63,131	71,038
Average shares outstanding - diluted (2)	61,694	71,945	64,125	72,296

Net claims and claim expense ratio	141.1%	35.9%	68.7%	38.3%
Underwriting expense ratio	22.3%	24.7%	23.3%	24.7%

Combined ratio	163.4%	60.6%	92.0%	63.0%

Operating return on average common equity - annualized (1)	(22.4)%	23.6%	8.2%	27.1%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.
(2)	In accordance with FAS 128, diluted earnings per share calculations use average common shares outstanding - basic, when in a net loss position.

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of United States Dollars, except per share amounts)

	At
	September 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$3,645,294	$3,914,363
Short term investments, at fair value	1,438,201	1,821,549
Other investments, at fair value	902,328	807,864
Investments in other ventures, under equity method	117,789	90,572

Total investments	6,103,612	6,634,348
Cash and cash equivalents	427,176	330,226
Premiums receivable	728,046	475,075
Ceded reinsurance balances	155,487	107,916
Losses recoverable	300,076	183,275
Accrued investment income	35,134	39,084
Deferred acquisition costs	114,038	104,212
Receivable for investments sold	368,313	144,037
Other secured assets	107,252	90,488
Other assets	178,163	171,457
Goodwill and other intangibles	71,942	6,237

Total assets	$8,589,239	$8,286,355

Liabilities, Minority Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,433,420	$2,028,496
Reserve for unearned premiums	757,624	563,336
Debt	450,000	451,951
Reinsurance balances payable	360,829	275,430
Payable for investments purchased	545,100	422,974
Other secured liabilities	106,420	88,920
Other liabilities	195,071	162,294

Total liabilities	4,848,464	3,993,401

Minority interest - DaVinciRe	699,534	815,451

Shareholders’ Equity
Preference shares	650,000	650,000
Common shares	61,401	68,920
Additional paid-in capital	—	107,867
Accumulated other comprehensive income	16,544	44,719
Retained earnings	2,313,296	2,605,997

Total shareholders’ equity	3,041,241	3,477,503

Total liabilities, minority interest and shareholders’ equity	$8,589,239	$8,286,355

Book value per common share (unaudited)	$38.94	$41.03

Common shares outstanding	61,401	68,920

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information

(in thousands of United States Dollars)

(Unaudited)

	Three months ended September 30, 2008
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$169,463	$83,685	$(13,342)	$—	$239,806

Net premiums written	$129,229	$65,179		—	$194,408

Net premiums earned	$251,058	$128,284		—	$379,342
Net claims and claim expenses incurred	423,568	111,779		—	535,347
Acquisition expenses	34,469	19,762		—	54,231
Operational expenses	20,602	9,694		—	30,296

Underwriting loss	$(227,581)	$(12,951)		—	(240,532)

Net investment income				15,767	15,767
Equity in earnings of other ventures				2,333	2,333
Other income				2,258	2,258
Interest and preference share dividends				(15,954)	(15,954)
Minority interest - DaVinciRe				91,977	91,977
Other items, net				787	787
Net realized losses on investments				(87,610)	(87,610)

Net loss attributable to common shareholders				$9,558	$(230,974)

Net claims and claim expenses incurred - current accident year	$454,187	$117,157			$571,344
Net claims and claim expenses incurred - prior accident years	(30,619)	(5,378)			(35,997)

Net claims and claim expenses incurred - total	$423,568	$111,779			$535,347

Net claims and claim expense ratio - current accident year	180.9%	91.3%			150.6%
Net claims and claim expense ratio - prior accident years	(12.2)%	(4.2)%			(9.5)%

Net claims and claim expense ratio - calendar year	168.7%	87.1%			141.1%
Underwriting expense ratio	21.9%	23.0%			22.3%

Combined ratio	190.6%	110.1%			163.4%

(1) Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Three months ended September 30, 2007
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$141,545	$101,534	$(34,258)	$—	$208,821

Net premiums written	$91,112	$58,051		—	$149,163

Net premiums earned	$242,520	$124,537		—	$367,057
Net claims and claim expenses incurred	67,335	64,365		—	131,700
Acquisition expenses	32,122	31,597		—	63,719
Operational expenses	16,301	10,825		—	27,126

Underwriting income	$126,762	$17,750		—	144,512

Net investment income				95,594	95,594
Equity in losses of other ventures				(23,986)	(23,986)
Other loss				(10,008)	(10,008)
Interest and preference share dividends				(17,801)	(17,801)
Minority interest - DaVinciRe				(43,820)	(43,820)
Other items, net				(12,683)	(12,683)
Net realized gains on investments				1,592	1,592

Net income available to common shareholders				$(11,112)	$133,400

Net claims and claim expenses incurred - current accident year	$83,104	$68,755			$151,859
Net claims and claim expenses incurred - prior accident years	(15,769)	(4,390)			(20,159)

Net claims and claim expenses incurred - total	$67,335	$64,365			$131,700

Net claims and claim expense ratio - current accident year	34.3%	55.2%			41.4%
Net claims and claim expense ratio - prior accident years	(6.5)%	(3.5)%			(5.5)%

Net claims and claim expense ratio - calendar year	27.8%	51.7%			35.9%
Underwriting expense ratio	20.0%	34.1%			24.7%

Combined ratio	47.8%	85.8%			60.6%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information (cont’d.)

(in thousands of United States Dollars)

(Unaudited)

	Nine months ended September 30, 2008
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$1,100,984	$479,351	$(5,916)	$—	$1,574,419

Net premiums written	$825,336	$386,210		—	$1,211,546

Net premiums earned	$709,571	$355,258		—	$1,064,829
Net claims and claim expenses incurred	490,757	240,963		—	731,720
Acquisition expenses	78,495	75,777		—	154,272
Operational expenses	64,497	29,406		—	93,903

Underwriting income	$75,822	$9,112		—	84,934

Net investment income				106,955	106,955
Equity in earnings of other ventures				13,455	13,455
Other income				10,246	10,246
Interest and preference share dividends				(49,845)	(49,845)
Minority interest - DaVinciRe				10,321	10,321
Other items, net				(11,713)	(11,713)
Net realized losses on investments				(122,441)	(122,441)

Net income available to common shareholders				$(43,022)	$41,912

Net claims and claim expenses incurred - current accident year	$582,624	$279,748			$862,372
Net claims and claim expenses incurred - prior accident years	(91,867)	(38,785)			(130,652)

Net claims and claim expenses incurred - total	$490,757	$240,963			$731,720

Net claims and claim expense ratio - current accident year	82.1%	78.7%			81.0%
Net claims and claim expense ratio - prior accident years	(12.9)%	(10.9)%			(12.3)%

Net claims and claim expense ratio - calendar year	69.2%	67.8%			68.7%
Underwriting expense ratio	20.1%	29.6%			23.3%

Combined ratio	89.3%	97.4%			92.0%

(1) Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Nine months ended September 30, 2007
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$1,263,727	$463,241	$(39,558)	$—	$1,687,410

Net premiums written	$995,686	$334,346		—	$1,330,032

Net premiums earned	$723,286	$364,843		—	$1,088,129
Net claims and claim expenses incurred	221,990	194,556		—	416,546
Acquisition expenses	86,411	100,546		—	186,957
Operational expenses	50,943	31,234		—	82,177

Underwriting income	$363,942	$38,507		—	402,449

Net investment income				321,749	321,749
Equity in losses of other ventures				(3,610)	(3,610)
Other loss				(17,709)	(17,709)
Interest and preference share dividends				(58,686)	(58,686)
Minority interest - DaVinciRe				(110,326)	(110,326)
Other items, net				(20,607)	(20,607)
Net realized losses on investments				(5,889)	(5,889)

Net income available to common shareholders				$104,922	$507,371

Net claims and claim expenses incurred - current accident year	$317,718	$225,207			$542,925
Net claims and claim expenses incurred - prior accident years	(95,728)	(30,651)			(126,379)

Net claims and claim expenses incurred - total	$221,990	$194,556			$416,546

Net claims and claim expense ratio - current accident year	43.9%	61.7%			49.9%
Net claims and claim expense ratio - prior accident years	(13.2)%	(8.4)%			(11.6)%

Net claims and claim expense ratio - calendar year	30.7%	53.3%			38.3%
Underwriting expense ratio	19.0%	36.1%			24.7%

Combined ratio	49.7%	89.4%			63.0%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Gross Premiums Written Analysis

(in thousands of United States Dollars)

(Unaudited)

	Three months ended		Nine months ended
Reinsurance Segment	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Renaissance catastrophe premiums	$97,839	$84,271	$614,124	$665,211
Renaissance specialty premiums	28,408	39,536	126,826	240,384

Total Renaissance premiums	126,247	123,807	740,950	905,595

DaVinci catastrophe premiums	43,413	17,856	355,940	348,708
DaVinci specialty premiums	(197)	(118)	4,094	9,424

Total DaVinci premiums	43,216	17,738	360,034	358,132

Total Reinsurance premiums	$169,463	$141,545	$1,100,984	$1,263,727

Total specialty premiums	$28,211	$39,418	$130,920	$249,808

Total catastrophe premiums	$141,252	$102,127	$970,064	$1,013,919

Catastrophe premiums written on behalf of our joint venture, Top Layer Re (1)	(293)	—	55,370	63,725
Catastrophe premiums assumed from the Individual Risk segment	(13,342)	(34,258)	(5,916)	(39,558)

Total managed catastrophe premiums (2)	127,617	67,869	1,019,518	1,038,086

Managed premiums assumed for fully-collateralized joint ventures	(20)	(938)	(2,306)	(60,301)

Total managed catastrophe premiums, net of fully-collateralized joint ventures (2)	$127,597	$66,931	$1,017,212	$977,785

(1)	Top Layer Re is accounted for under the equity method of accounting.
(2)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

	Three months ended		Nine months ended
Individual Risk Segment	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Multi-peril crop	$11,881	$22,171	$220,330	$150,112
Commercial property	24,863	26,361	116,546	143,879
Commercial multi-line	29,773	38,257	92,856	130,582
Personal lines property	17,168	14,745	49,619	38,668

Total Individual Risk premiums	$83,685	$101,534	$479,351	$463,241

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Total Investment Result

(in thousands of United States Dollars)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Fixed maturity investments available for sale	$52,087	$42,429	$147,930	$132,446
Short term investments	9,990	33,108	41,124	90,426
Other investments
Hedge funds and private equity investments	(15,080)	16,978	(46,415)	80,642
Other	(30,306)	2,775	(32,884)	17,726
Cash and cash equivalents	1,956	2,919	5,900	7,506

	18,647	98,209	115,655	328,746
Investment expenses	(2,880)	(2,615)	(8,700)	(6,997)

Net investment income	15,767	95,594	106,955	321,749

Gross realized gains	20,007	7,527	58,885	17,938
Gross realized losses	(8,809)	(1,613)	(30,563)	(5,835)
Other than temporary impairments	(98,808)	(4,322)	(150,763)	(17,992)

Net realized (losses) gains on investments	(87,610)	1,592	(122,441)	(5,889)

Net change in unrealized holding gains on fixed maturity investments available for sale	(21,411)	22,433	(32,930)	6,890

Total investment result	$(93,254)	$119,619	$(48,416)	$322,750

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio - Yield to Maturity and Credit Rating

(in thousands of United States Dollars)

(Unaudited)

At September 30, 2008	Amortized Cost	Fair Value	% of Total Managed Investment Portfolio	Yield to Maturity	Credit Rating (1)
					AAA	AA	A	BBB	Non- Investment Grade	Not Rated
Short term investments	$1,438,201	$1,438,201	24.0%	3.6%	$1,313,234	$120,281	$3,998	$408	$280	$—
		100.0%			91.3%	8.4%	0.3%	0.0%	0.0%	0.0%

Fixed maturity investments available for sale

U.S. treasuries and agencies

U.S. treasuries	685,787	690,265	11.5%	2.4%	690,265	—	—	—	—	—

Agency debt
Fannie Mae & Freddie Mac	388,600	390,796	6.5%	4.0%	390,796	—	—	—	—	—
Other agencies	27,803	28,256	0.5%	3.7%	28,256	—	—	—	—	—

Total agency debt	416,403	419,052	7.0%	4.0%	419,052	—	—	—	—	—

Total U.S. treasuries and agencies	1,102,190	1,109,317	18.5%	3.0%	1,109,317	—	—	—	—	—

Non U.S. government	82,785	83,556	1.4%	5.9%	27,355	30,465	1,095	10,777	13,864	—

Corporate	738,023	740,013	12.4%	7.1%	79,597	346,956	171,802	82,729	58,929	—

Mortgage-backed securities

Residential mortgage-backed securities
Agency securities	702,139	708,269	11.8%	5.4%	708,269	—	—	—	—	—
Non-agency securities	159,431	160,289	2.7%	9.7%	160,289	—	—	—	—	—
Non-agency securities - Alt A	59,789	60,189	1.0%	12.8%	60,189	—	—	—	—	—
Non-agency securities - Sub-prime	—	—	0.0%	0.0%	—	—	—	—	—	—

Total residential mortgage-backed securities	921,359	928,747	15.5%	6.6%	928,747	—	—	—	—	—

Commercial Mortgage Backed Securities	435,000	435,000	7.3%	6.9%	435,000	—	—	—	—	—

Total mortgage-backed securities	1,356,359	1,363,747	22.8%	6.7%	1,363,747	—	—	—	—	—

Asset-backed securities

Auto	132,072	132,185	2.2%	6.0%	132,185	—	—	—	—	—
Credit cards	96,207	96,226	1.6%	5.6%	96,226	—	—	—	—	—
Other - Stranded cost	44,838	44,841	0.7%	5.8%	44,841	—	—	—	—	—
Other	75,289	75,409	1.3%	5.3%	75,409	—	—	—	—	—

Total asset-backed securities	348,406	348,661	5.8%	5.7%	348,661	—	—	—	—	—

Total securitized assets	1,704,765	1,712,408	28.6%	6.5%	1,712,408	—	—	—	—	—

Total fixed maturity investments available for sale	3,627,763	3,645,294	60.9%	5.6%	2,928,677	377,421	172,897	93,506	72,793	—
		100.0%			80.3%	10.4%	4.7%	2.6%	2.0%	0.0%

Other investments

Private equity partnerships		297,167	5.0%		—	—	—	—	—	297,167
Senior secured bank loan funds		272,752	4.6%		—	—	—	—	272,752	—
Hedge funds		115,345	1.9%		—	—	—	—	—	115,345
Non-U.S. fixed income funds		104,196	1.7%		—	—	—	69,991	34,205	—
Catastrophe bonds		83,434	1.4%		—	23,905	—	—	59,529	—
Miscellaneous other investments		29,434	0.5%		—	—	—	20,476	—	8,958

Total other investments		902,328	15.1%		—	23,905	—	90,467	366,486	421,470

Total managed investment portfolio		$5,985,823	100.0%		$4,241,911	$521,607	$176,895	$184,381	$439,559	$421,470
		100.0%			70.9%	8.7%	3.0%	3.1%	7.3%	7.0%

(1)	The credit ratings included in this table are those assigned by Standard & Poor’s Corporation. The Company has grouped short term investments with an A-1+ and A-1 short-term issue credit rating as AAA, short term investments with A-2 short-term issue credit rating as AA and short term investments with an A-3 short-term issue credit rating as A.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Fixed Maturity Investments Available for Sale - Securitized Assets

(in thousands of United States Dollars)

(Unaudited)

At September 30, 2008	Fair Value	% of Total Managed Investment Portfolio	% of Total Managed Investment Portfolio						% of Total Securitized Assets	Average Duration
			Vintage
			2008	2007	2006	2005	2004	2003 & Prior

Total managed investment portfolio	$5,985,823	100.0%

Mortgage-backed securities
Residential mortgage-backed securities
Agency securities	708,269	11.8%	8.0%	1.6%	1.0%	0.6%	0.3%	0.4%	41.4%	4.6
Non-agency securities	160,289	2.7%	0.0%	0.5%	1.0%	0.4%	0.5%	0.2%	9.4%	2.9
Non-agency securities - Alt A	60,189	1.0%	0.0%	0.2%	0.1%	0.4%	0.2%	0.1%	3.5%	2.3
Non-agency securities - Sub-prime	—	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	—

Total non-agency securities	220,478	3.7%	0.0%	0.7%	1.1%	0.8%	0.7%	0.3%	12.9%	2.8

Total residential mortgage-backed securities	928,747	15.5%	8.0%	2.3%	2.1%	1.4%	1.0%	0.7%	54.2%	4.1

Commercial mortgage-backed securities	435,000	7.3%	0.1%	1.5%	0.9%	1.5%	0.6%	2.6%	25.4%	2.8

Total mortgage-backed securities	1,363,747	22.8%	8.1%	3.8%	3.0%	2.9%	1.6%	3.3%	79.6%	3.7

Asset-backed securities

Auto	132,185	2.2%	0.3%	0.1%	1.1%	0.7%	0.0%	0.0%	7.7%	0.8
Credit cards	96,226	1.6%	0.0%	0.4%	0.3%	0.3%	0.0%	0.5%	5.6%	1.6
Other - Stranded cost	44,841	0.7%	0.0%	0.0%	0.0%	0.3%	0.0%	0.4%	2.6%	1.6
Other	75,409	1.3%	0.7%	0.2%	0.0%	0.2%	0.1%	0.1%	4.4%	0.7

Total asset-backed securities	348,661	5.8%	1.0%	0.7%	1.4%	1.5%	0.1%	1.0%	20.4%	1.1

Total securitized assets	$1,712,408	28.6%	9.1%	4.5%	4.4%	4.4%	1.7%	4.3%	100.0%	3.2

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio - Fixed Maturity Investments Available for Sale - Corporate

(in thousands of United States Dollars)

(Unaudited)

	At September 30, 2008
Sector	Total	AAA	AA	A	BBB	Non-Investment Grade
Financials	$495,477	$77,531	$324,632	$72,756	$9,645	$10,913
Industrial, utilities and energy	90,036	2,066	2,436	41,938	25,599	17,997
Consumer	74,770	—	19,888	23,060	15,786	16,036
Communications and technology	66,641	—	—	30,115	26,657	9,869
Basic materials	13,089	—	—	3,933	5,042	4,114

Total corporate fixed maturity investments available for sale	$740,013	$79,597	$346,956	$171,802	$82,729	$58,929

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio

Short Term Investments and Fixed Maturity Investments Available for Sale - Top 10 Corporate Issuers by Fair Value

(in thousands of United States Dollars)

(Unaudited)

	At September 30, 2008
Issuer	Total	Short term investments	Fixed maturity investments available for sale
Bank of America Corporation	$71,836	$2,299	$69,537
General Electric Co.	65,136	10,997	54,139
Citigroup, Inc.	61,741	1,993	59,748
Goldman Sachs Group, Inc.	48,268	—	48,268
JP Morgan Chase & Co.	49,733	11,180	38,553
US Bancorp	29,231	8,300	20,931
PNC Financial Services Group Inc.	21,025	19,771	1,254
Royal Bank of Canada	17,798	11,962	5,836
Barclays Bank PLC	17,726	14,160	3,566
Wells Fargo & Company	17,531	—	17,531

Total	$400,025	$80,662	$319,363

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating (loss) income” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating (loss) income” as used herein differs from “net (loss) income (attributable) available to common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on the Company’s investments and, in the third and fourth quarters of 2007, net unrealized gains and losses on credit derivatives issued by entities included in investments in other ventures, under equity method. Prior to the third quarter of 2007, the Company had no net unrealized gains and losses on credit derivatives issued by entities included in investments in other ventures, under equity method. In the presentation below, the only adjustments in respect of unrealized gains and losses reflect unrealized mark-to-market losses on credit derivatives and other credit-related products issued by ChannelRe Holdings Ltd. (“ChannelRe”), a financial guarantee reinsurer whose investment is accounted for by the Company under the equity method. The Company believes that the prevailing convention among financial guarantee insurers, reinsurers and other market participants, such as ChannelRe, is to exclude from operating (loss) income such unrealized gains and losses attributable to credit derivatives and other credit-related products. The Company’s management believes that “operating (loss) income” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s investment portfolio and credit derivatives issued by entities included in investments in other ventures, under equity method, which are not considered by management to be relevant indicators of business operations. The Company also uses “operating (loss) income” to calculate “operating (loss) income per common share – diluted” and “operating return on average common equity – annualized”. The following is a reconciliation of: 1) net (loss) income (attributable) available to common shareholders to operating (loss) income (attributable) available to common shareholders; 2) net (loss) income (attributable) available to common shareholders per common share – diluted to operating (loss) income (attributable) available to common shareholders per common share – diluted; and 3) return on average common equity – annualized to operating return on average common equity – annualized:

	Three months ended		Nine months ended
(in thousands of United States dollars, except for per share amounts)	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Net (loss) income (attributable) available to common shareholders	$(230,974)	$133,400	$41,912	$507,371
Adjustment for net realized losses (gains) on investments	87,610	(1,592)	122,441	5,889
Adjustment for net unrealized losses on credit derivatives issued by entities included in investments in other ventures, under equity method	—	35,970	—	35,970

Operating (loss) income (attributable) available to common shareholders	$(143,364)	$167,778	$164,353	$549,230

Net (loss) income (attributable) available to common shareholders per common share - diluted (1)	$(3.79)	$1.85	$0.65	$7.02
Adjustment for net realized losses (gains) on investments	1.44	(0.02)	1.91	0.08
Adjustment for net unrealized losses on credit derivatives issued by entities included in investments in other ventures, under equity method	—	0.50	—	0.50

Operating (loss) income (attributable) available to common shareholders per common share - diluted (1)	$(2.35)	$2.33	$2.56	$7.60

Return on average common equity - annualized	(36.1)%	18.8%	2.1%	25.0%
Adjustment for net realized losses (gains) on investments	13.7%	(0.2)%	6.1%	0.3%
Adjustment for net unrealized losses on credit derivatives issued by entities included in investments in other ventures, under equity method	—	5.0%	—	1.8%

Operating return on average common equity - annualized	(22.4)%	23.6%	8.2%	27.1%

(1)	In accordance with FAS 128, diluted earnings per share calculations use average common shares outstanding - basic, when in a net loss position.

The Company has also included in this Press Release “managed catastrophe premiums” and “managed catastrophe premiums, net of fully-collateralized joint ventures”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting. “Managed catastrophe premiums, net of fully-collateralized joint ventures” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to: 1) the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting; and 2) the deduction of catastrophe premiums that are written by the Company and ceded directly to the Company’s fully-collateralized joint ventures which include Starbound Reinsurance Ltd., Starbound Reinsurance II Ltd. and Timicuan Reinsurance Ltd. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures. The Company believes “managed catastrophe premiums, net of fully-collateralized joint ventures” is also a useful measure to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures, net of catastrophe premiums written directly on behalf of the Company’s fully-collateralized joint ventures.

The Company has also included in this Press Release “tangible book value per common share plus accumulated dividends”. This is defined as book value per common share excluding goodwill and other intangibles, plus accumulated dividends. “Tangible book value per common share plus accumulated dividends” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and other intangibles and the inclusion of accumulated dividends. The following is a reconciliation of book value per common share to tangible book value per common share plus accumulated dividends:

	At
	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007
Book value per common share	$38.94	$43.32	$42.14	$41.03	$40.53
Adjustment for goodwill and other intangibles (1)	(1.92)	(1.18)	(0.09)	(0.09)	(0.09)

Tangible book value per common share	$37.02	$42.14	$42.05	$40.94	$40.44
Adjustment for accumulated dividends	7.69	7.46	7.23	7.00	6.78

Tangible book value per common share plus accumulated dividends	$44.71	$49.60	$49.28	$47.94	$47.22

(1)	At September 30, 2008, goodwill and other intangibles includes $46.4 million of goodwill and other intangibles related to the Company’s third quarter of 2008 investment in the Tower Hill Companies which is recorded in investments in other ventures, under equity method.